Contact:  Robert Clements and Peter Appel
          Arch Capital Group Ltd.
          (203) 862-4300


ARCH CAPITAL GROUP LTD.
COMPLETES BERMUDA REDOMESTICATION TRANSACTION

GREENWICH, CONNECTICUT, NOVEMBER 8, 2000 - - Arch Capital Group Ltd. [NASDAQ:
ACGL] announced today that it has consummated the previously announced reorganization in which the Company has become a wholly owned subsidiary of a Bermuda holding company and the shareholders of the Company have become the shareholders of the Bermuda company.

This press release does not constitute an offer of any securities for sale.



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